                                                                    Exhibit 99.1

Stanley Higgins
Director
Listing Qualifications
The Nasdaq Stock Market LLC
+1 301 978 8041

By Electronic Delivery to: williamxin@chldinc.com

October 27, 2008

Mr. William Xin
Chief Financial Officer
China Housing & Land Development, Inc.
6 Youyi Dong Lu, Han Yuan 4 Lou
Xi'An, Shaanxi Province
China 710054

Re:      China Housing & Land Development, Inc. (the "Company")
         Nasdaq Symbol: CHLN

Dear Mr. Xin:

On October 10, 2008, the Company notified Staff that due to the resignation of
Mr. Edward Meng the Company no longer complies with Nasdaq's independent director and audit committee requirements as set forth in Marketplace Rule 4350.

However, consistent with Marketplace Rules 4350(c)(1) and 4350(d)(4), Nasdaq will provide the Company a cure period in order to regain compliance as follows:

     o    until the earlier of the Company's next annual shareholders' meeting or October 10, 2009; or

     o    if the next annual shareholders' meeting is held before April 8, 2009, then the Company must evidence compliance no later than April 8, 2009.

The Company must submit to Nasdaq documentation, including biographies of any new directors, evidencing compliance with the rules no later than this date. In the event the Company does not regain compliance by this date, Nasdaq rules require Staff to provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Listing Qualifications Panel.

Marketplace Rule 4803(a) requires that the Company, as promptly as possible but no later than four business days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules upon which it is based.(1) The Company must provide a copy of this announcement to Nasdaq's MarketWatch Department, the Listing Qualifications
Department, and the Listing Qualifications Hearings Department (the "Hearings
Department") at least 10 minutes prior to its public dissemination.(2) For your convenience, we have enclosed a list of news services.(3)

In the event the Company does not make the required public announcement, trading in your securities will be halted.

In addition, an indicator will be broadcast over Nasdaq's market data dissemination network noting the Company's non-compliance. The indicator will be displayed with quotation information related to the Company's securities on
Nasdaq.com, NasdaqTrader.com and by other third-party providers of market data information. Also, a list of all non-compliant Nasdaq companies and the reason(s) for such non-compliance is posted on our website at www.nasdaq.com.
The Company will be included in this list commencing five business days from the date of this letter.

If you have any questions, please contact Wayne Bush, Lead Analyst, at +1 301
978 8034.

Sincerely,

___________________
(1) We also note that Item 3.01 of Form 8-K requires disclosure of the receipt of this notification within four business days. See, SEC Release No. 34-49424.

(2) The notice should be submitted to Nasdaq's MarketWatch Department through the Electronic Disclosure service available at www.NASDAQ.net. The facsimile numbers for Nasdaq's Listing Qualifications and Hearings Departments are +1 301
978 4028 and +1 301 978 8080, respectively.

(3) The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story. Nasdaq cannot render advice to the
Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff
Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS' EQUITY, MINIMUM BID
PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued
listing set forth in Marketplace Rule(s)

                           DIRECTORY OF NEWS SERVICES

                               News Media Outlets*

*The use of any of these services will satisfy NASDAQ's listing rules that require the disclosure of specific information in a press release or public announcement through the news media.